UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated April 26, 2018

of
AGCO CORPORATION
A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of stockholders was held on April 26, 2018. The following matters were voted upon and the results of the voting were as follows:

(1)
To elect ten directors to serve as directors until the annual meeting in 2019 or until their successors have been duly elected and qualified. The nominees, Messrs. Armes, Arnold, Benson, Deml, Minnich, Richenhagen, Shaheen and Visser and Mses. Srinivasan and Clark were elected to the Company’s Board of Directors. The results follow:

Nominee	For	Against	Abstain
Roy V. Armes	70,500,175	407,912	11,552
Michael C. Arnold	70,458,455	449,543	11,541
P. George Benson	67,164,310	3,740,524	14,805
Suzanne P. Clark	70,458,271	441,875	19,493
Wolfgang Deml	66,221,949	4,683,343	14,347
George E. Minnich	70,140,335	765,054	14,250
Martin H. Richenhagen	67,591,983	3,025,498	302,158
Gerald L. Shaheen	70,082,113	823,065	14,461
Mallika Srinivasan	68,414,871	2,492,219	12,549
Hendrikus Visser	67,064,516	3,838,854	16,269

In addition to the votes reported above, there were 2,435,082 broker non-votes for this proposal.

(2)	To consider a non-binding advisory resolution relating to the compensation of the Company’s named executive officers. The results follow:

For	Against	Abstain
66,760,178	4,124,242	35,219

In addition to the votes reported above, there were 2,435,082 broker non-votes for this proposal.

(3)	To ratify the appointment of the Company’s independent registered public accounting firm for 2018. The results follow:

For	Against	Abstain
72,615,033	713,145	26,543

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck
Andrew H. Beck Senior Vice President and Chief Financial Officer
Dated: April 30, 2018